Exhibit 4.4

PROMISSORY NOTE

$USD 15,000

November 30, 2001

TO:

Cusil Venture Corporation

FOR VALUE RECEIVED, the undersigned, InNexus Inc. (the "Borrower"), of #196, 3405-172nd Street, Arlington (Seattle), Washington, 98223 HEREBY PROMISES TO PAY ON DEMAND made on or after December 31, 2001 (the "Maturity Date"), to the order of Cusil Venture Corporation (the "Lender") at 1400-400 Burrard Street, Vancouver, British Columbia V6C 3G2, the principal sum of $USD 15,000 OR such other amount as may be specified on Exhibit “I” hereto as the principal amount then due and outstanding after giving effect to further advances to or repayments by the Borrower (the “Principal Amount”) and to pay interest on the principal amount hereof outstanding from time to time until and upon maturity at the rate of 8% per annum calculated and payable semi-annually in arrears in arrears.  Interest as aforesaid shall accrue and be payable both before and after demand, before and after default and before and after judgment.

Presentment, protest, notice of protest and notice of dishonor are hereby waived.  Defenses based on and all indulgences and forebearances which may be granted by the holder to any party liable hereon are hereby waived.  Interest shall be computed on the basis of a year of 365 days and the actual number of days elapsed.  Should interest not be paid when due, it shall thereafter bear interest at the same rate as for principal.

The Principal or any portion thereof may be repaid at any time prior to the Maturity Date without notice or bonus and the Lender shall cause such repayment to be duly noted on Exhibit “I” hereto.  If the Principal Amount owing pursuant hereto is repaid in part, the Borrower shall, upon delivery to it of this note, or a note substituted for the note, for cancellation, issue a promissory note in like form representing the amount of principal then outstanding.

SIGNED and DELIVERED by

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InNexus Inc.

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”Allen D. Leschert”

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in the presence of:

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InNexus Inc.

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Allen D. Leschert,

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Per: “Alton C. Morgan”

Name of Witness

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Alton C. Morgan

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500-999 West Hastings street, Vancouver

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British Columbia, V6C 2W2

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Address of Witness

)

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Barrister & Solicitor

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Occupation of Witness

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EXHIBIT “I” TO PROMISSORY NOTE MADE BY INNEXUS INC. ("BORROWER") IN FAVOUR OF CUSIL VENTURE CORPORATION ("LENDER")

AND DATED NOVEMBER 30, 2001

Advances and Repayments of Principal

DATE	PRINCIPAL (OPENING)	ADVANCES	REPAYMENTS	PRINCIPAL (CLOSING)	DESCRIPTION	AUTHORIZED SIGNATURE OF BORROWER/ LENDER
Nov 30, 2001	nil	$USD 15,000	nil	$USD 15,000	Initial Principal Amount	“ACM” “SR”
Dec 5, 2001	$USD 15,000	$USD 10,000	Nil	$USD 25,000	Second Advance	“ACM” “SR”
March 1, 2002	$USD 25,000	$USD 10,425	Nil	$USD 35,425	ImmPheron InNexus Adv	“ACM” “SR”
March 4, 2002	$USD 35,425	$USD1,100	Nil	$USD 36,525	Rent - ImmPheron	“ACM” “SR”
March 7, 2002	$USD 36,525	$USD1,575	Nil	$USD 38,100	Advance to InNexus	“ACM” “SR”
March 12, 2002	$USD 38,100	$USD 1,000	Nil	$USD 39,100	Advance to ImmPheron (Rent)	“ACM” “SR”
March 18, 2002	$USD 39,100	$USD 1,575	Nil	$USD 40,675	Advance to InNexus	“ACM” “SR”
March 19, 2002	$USD 40,675	$USD 2,400	Nil	$USD 43,075	WT to ImmPheron	“ACM” “SR”
March 22, 2002	$USD 43,075	$USD 9,495	Nil	$USD 52,570	Advance to InNexus	“ACM” “SR”
March 27, 2002	$USD 52,570	$USD 23,580	Nil	$USD 76,150	WT to ImmPheron	“ACM” “SR”
March 28, 2002	$USD 76,150	$USD 10,172.11	Nil	$USD 86,322.11	WT to Keaveney	“ACM” “SR”
March 28, 2002	$USD 86,322.11	$USD 10,172.11	Nil	$USD 96,494.22	WR to Fowler	“ACM” “SR”
April 5, 2002	$USD 86,494.22	$USD 8,652.50	Nil	$USD 105,146.82	Advance to InNexus	“ACM” “SR”
May 2, 2002	$USD 105,146.82	$USD 14,340.03	Nil	$USD 119,486.85	Advance to InNexus	“ACM” “SR”
May 3, 2002	$USD 119,486.85	$USD 5596	Nil	$USD 125,,082.85	WT to Fowler	“ACM” “SR”
May 1, 2002	$USD 125,082.85	$USD 8,623	Nil	$USD 133,705.85	WT to ImmPheron	“ACM” “SR”
May 3, 2002	$USD 133,705.85	$USD 2924.29	Nil	$USD 136,630.14	Advantage (London)	“ACM” “SR”
April 13, 2002	$USD 136,630.04	$USD 789.09	Nil	$USD 137,413.23	Kerr Redekopp (Lawyers)	“ACM” “SR”
May 23, 2002	$USD 137,419.23	$USD 1,843.20	Nil	$USD 139,262.43	Advantage (London)	“ACM” “SR”
May 30, 2002	$USD 139,262.43	$USD 12,444.31	Nil	$USD 151,706.74	Adv. To North Bioscience	“ACM” “SR”
June 1, 2002	$USD 151,706.74	$USD 8,623	Nil	$USD 160,329.74	Advance to ImmPheron	“ACM” “SR”
June 1, 2002	$USD 160,329.74	$USD 5000	Nil	$USD 165,329.74	WT to Fowler	“ACM” “SR”
June 6, 2002	$USD 165,329.74	$USD 6,600	Nil	$USD 171,929.74	Acquisition from Immune Network	“ACM” “SR”
June 13, 2002	$USD 171,929.74	$USD 3003.04	Nil	$USD 174,932.78	Advance re London Trip	“ACM” “SR”
May 30, 2002	$USD 174,932.78	$USD 6,450	Nil	$USD 174,997.28	Filing Fee – InNexus	“ACM” “SR”
June 17, 2002	$USD 174,997.28	$USD 3,333	Nil	$USD 178,330.28	ImmPheron KSEF Grad	“ACM” “SR”
July 12, 2002	$USD 178,330.28	$USD 11,849.25	Nil	$USD 190,179.53	Advance to InNexus	“ACM” “SR”
July 2, 2002	$USD 190,179.53	$USD 8,623	Nil	$USD 198,802.53	Advance to ImmPheron	“ACM” “SR”
July 2, 2002	$USD 198,802.53	$USD 5,000	Nil	$USD 203,802.53	WT to Fowler	“ACM” “SR”
July 15, 2002	$USD 203,802.53	$USD 613.14	Nil	$USD 204,415.67	Diner’s Club (London Trip)	“ACM” “SR”
July 15, 2002	$USD 204,415.67	$USD 6,667	Nil	$USD 211,082.67	WT to ImmPheron Re. ELISA	“ACM” “SR”
August 1, 2002	$USD 211,082.67	$USD 11,293.20	Nil	$USD 222,475.87	Advance to North Bioscience	“ACM” “SR”
August 1, 2002	$USD 222,475.87	$USD 8,623	Nil	$USD 231,098.87	Advance to ImmPheron	“ACM” “SR”
August 1, 2002	$USD 231,098.87	$USD 5,000	Nil	$USD 236,098.87	WT to Fowler	“ACM” “SR”

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